PURCHASE AND SALE AGREEMENT



            Purchase and Sale Agreement, dated April 15, 1996 ("Agreement"), by and between Atlantic International Capital, Ltd. ("Purchaser"), and James A. Dougherty d.b.a. Ram Associates and James A. Dougherty ("Seller").

            The parties agree as follows:

            Seller hereby sells, transfers, assigns, conveys, and delivers to Purchaser, and Purchaser purchases and accepts from Seller, all assets, including, without limitation, licenses, computer equipment, software, a fully operational and commercially functioning Internet virtual casino and sports book and various other Internet products. Inventory list is attached as Exhibit "A". Seller represents that it is conveying an operating business to the Purchaser. Seller represents that it is conveying his interest to Purchaser free and clear of any and all liens, pledges, encumbrances, claims and rights of others of any kind of nature.

            Purchaser will pay the Seller one million two hundred and thirty thousand dollars ($1,230,000.00) payable as $30,000.00 in cash and 2.38 shares of common stock valued at $504,201.68 per share. The closing date will be no later than June 15, 1996 or within ten days of the initial funding of the Purchaser. At closing $30,000.00 will be paid to the Seller. Within ten days of acceptance of the Internet casino and sports book product, 25% of the shares of stock will be distributed to the Seller. The balance of the shares will be distributed to the Seller by December 31, 1996. James A. Dougherty will continue to operate the business as well as perform other management functions.

            Purchaser may assign this Agreement, or any party thereof, to any person or entity.

            This Agreement contains the entire agreement among the parties to this agreement.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Atlantic International Entertainment, Ltd.        James A. Dougherty


By: /s/ Norman Hoskin                             /s/ James A. Dougherty
    --------------------------                    -------------------------
    Title: Chairman and
           Secretary

                           PURCHASE AND SALE AGREEMENT
                                     BETWEEN
                      ATLANTIC INTERNATIONAL CAPITAL, LTD.
                                       AND
                                 RAM ASSOCIATES



                                   ASSET LIST


Internet Sites/Products:

            Community Casino
            Hotel HotLinks
            Club Interactive
            WorldWide Medical
            As Seen On TV
            realSports


Software:

            Windows 95
            Windows NT Server (10 user)
            ACT (14 user)
            CorelDraw (10 user)
            Corel Ventura (10 user)
            MicroGraphix Designer
            MicroGraphix Picture Publisher
            BSDI Unix (Unlimited user)
            Various other commercial software
            Custom CGI/Perl Scripts


Hardware:

            Six Gateway 2000 486sx workstations
            One Gateway 2000 486dx servers
            One Epson high resolution flat bed scanner
            Seven Intel network cards and cables
            Ten Zoom modems
            One Ascend Pipeline 50 Router